EXHIBIT 99.01

New Release Avi Sharon, Investor Relations 212.756.4077 avi.sharon@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Holding L.P. Announces Fourth Quarter GAAP Diluted Net Income of $0.42 per Unit (Adjusted Diluted Net Income of $0.40 per Unit); Declares a $0.42 Cash Distribution per Unit

Fourth Quarter Average AUM Up 4% Sequentially to $480 Billion
Full Year 2010 Adjusted Operating Income Up 22% from 2009

New York, NY, February 10, 2011 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended December 31, 2010.

“2010 marked significant progress in the continued growth of AllianceBernstein, with improvement in gross sales, increased average AUM, higher adjusted margins and positive financial results on many fronts,” said Peter S. Kraus, Chairman and Chief Executive Officer. “In the fourth quarter we outperformed benchmarks and peers in most of our equity and fixed income services. However, we did see an acceleration in outflows, concentrated for the most part in equity mandates in the Institutions channel. We are confident that we will extend our track record of outperformance in equities in the months ahead, which, combined with an improved risk appetite on the part of investors, should lead to an improvement in flows.”

Financial Results	4Q 2010	3Q 2010	4Q 2010 vs 3Q 2010	4Q 2009	4Q 2010 vs 4Q 2009
($ millions except per Unit amounts)
AllianceBernstein L.P.
GAAP basis:
Net Revenues	$778	$758	3%	$782	(1%)
Operating Income	$154	$58	167%	$200	(23%)
Operating Margin, incl. non-controlling interests	18.8%	7.2%		25.7%
Adjusted basis: (1)
Net Revenues (2)	$662	$634	4%	$682	(3%)
Operating Income (3)	$139	$122	14%	$190	(27%)
Operating Margin	21.0%	19.3%		27.8%
AllianceBernstein Holding L.P.
GAAP Diluted Net Income per Unit	$0.42	$0.12	250%	$0.62	(32%)
Distribution per Unit	$0.42	$0.12	250%	$0.62	(32%)
Adjusted Diluted Net Income per Unit (1)	$0.40	$0.36	11%	$0.59	(32%)

(1) See pages 8-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results

(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.

(3) Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate charges, and (3) including the net loss or income of consolidated entities attributable to non-controlling interests.

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Kraus continued: “On the innovation front, in the fourth quarter we launched Secure Retirement Strategies (SRS) in the defined contribution space, a unique, turnkey target-date product with a lifetime income guarantee backed by multiple insurers. More recently we introduced Alternative Investment Strategies (AIS), a new alternatives platform for the Private Client channel that incorporates our recent alternatives investments group acquisition from SunAmerica. We also continued the expansion in Asia of our industry-leading sell-side research and trading services. With our stable financial base, the balance across our mix of businesses and our global research brand, we are confident we will deliver consistent, long-term value to all of our stakeholders.”

The distribution is payable on March 3, 2011, to holders of record of AllianceBernstein Holding Units at the close of business on February 22, 2011.

Market Performance

After a strong third quarter, the global markets continued to rally in the fourth quarter, led by solid gains in December. The S&P 500 gained 10.8% for the quarter and the MSCI World gained 9.0%, which helped generate positive returns in both US and global stocks for 2010 as a whole.

Assets Under Management ($ Billions)

Note that previously reported preliminary assets under management for December 31, 2010, and prior periods have been adjusted by removing from our AUM an affiliated account (representing approximately $8 billion of assets as of December 31, 2010, and which has traditionally been classified as “Other AUM” within the Institutions channel) for which we serve in an advisory capacity and do not have discretionary trading authority. The large size of the account and the frequency of material monthly inflows and outflows over the past year had the potential to distort observable trends in our overall assets under management. In addition, the fees associated with the account are quite low. We will continue to provide services to this account but will not reflect the assets in future measures of our assets under management. Our originally released preliminary assets under management as of December 31, 2010, inclusive of this account, stood at $486 billion.

	Institutions	Retail	Private Client	Total
Assets Under Management 12/31/10	$272.9	$127.0	$78.1	$478.0
Net Flows for Three Months Ended 12/31/10	$(22.4)	$(6.0)	$(0.9)	$(29.3)

Total assets under management as of December 31, 2010 were $478 billion, essentially flat from September 30, 2010, and down $9 billion, or 2%, compared to December 31, 2009.

Net outflows in the Institutions channel were $22.4 billion, compared to net outflows of $11.9 billion in the third quarter of 2010. Gross sales fell sequentially from $4.2 billion to $3.5 billion during the fourth quarter of 2010. The pipeline of awarded but unfunded institutional mandates increased $0.2 billion to $6.4 billion at December 31, 2010. The Retail channel experienced net outflows of $6.0 billion, compared to net outflows of $3.2 billion in the third quarter of 2010. Gross sales declined sequentially from $7.3 billion to $6.7 billion during the fourth quarter of 2010. Net outflows in the Private Client channel were $0.9 billion compared to net outflows of $0.5 billion in the third quarter of 2010 while gross sales remained relatively flat.

Financial Results: GAAP

Operating income for the fourth quarter of 2010 declined 23% to $154 million, and operating margin decreased to 18.8% from 25.7%, compared to the fourth quarter of 2009. Sequentially, operating income increased by 167% from $58 million and operating margin increased from 7.2%. The decline in year-over-year operating income and operating margin is mainly due to higher incentive compensation expense and lower investment advisory fees in the fourth quarter of 2010. Diluted net income per Unit and the cash distribution per Unit for the publicly-traded partnership each declined 32% to $0.42, from $0.62, compared to the fourth quarter of 2009 and increased 250%, from $0.12, sequentially.

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Net revenues decreased slightly compared to the fourth quarter of 2009 as lower investment advisory fees were offset by higher distribution revenues and investment gains. Sequentially, net revenues increased 3% from the third quarter of 2010 mainly due to higher investment advisory fees and higher Bernstein Research Services revenue slightly offset by lower investment gains. Bernstein Research Services revenue declined 2% versus the fourth quarter of 2009 but increased 11% sequentially due to higher customer activity during the fourth quarter of 2010.

Operating expenses were $624 million for the quarter, a year-over-year increase of 7%, due to higher promotion and servicing expense and higher incentive compensation expense. Operating expenses decreased 11% sequentially, mainly the result of lower general and administrative expense, the result of a prior quarter real estate charge; offset by higher incentive compensation expense and promotion and servicing costs. Compensation and benefits expenses increased 7% and 1% compared to the fourth quarter of 2009 and the third quarter of 2010, respectively, primarily due to higher incentive compensation. Promotion and servicing expenses increased 10%, compared to the fourth quarter of 2009 and 8% sequentially, mainly due to higher distribution plan payments, commensurate with increased distribution revenues, and higher travel and entertainment expenses. G&A expenses increased 5% year-over-year, mainly the result of the prior year quarter reflecting an insurance reimbursement, offset by lower office and related expenses. G&A expenses decreased 41% sequentially, mainly the result of a prior quarter real estate charge.

Financial Results: As Adjusted

Adjusted Net Revenues decreased $20 million to $662 million compared to the fourth quarter of 2009 and increased $28 million sequentially. The decrease compared to the fourth quarter of 2009 is due primarily to lower investment advisory fees.  The sequential increase is primarily due to higher investment advisory fees and Bernstein Research Services revenues, slightly offset by lower seed capital investment gains. Compared to the fourth quarter of 2009, Adjusted Operating Income decreased by $51 million, or 27%, to $139 million and Adjusted Operating Margin decreased to 21.0% from 27.8%. Compared to the third quarter of 2010, Adjusted Operating Income increased 14% from $122 million and Adjusted Operating Margin increased from 19.3%.

Adjusted Diluted Net Income per Unit for the publicly-traded partnership decreased to $0.40 from $0.59 in the fourth quarter of 2009 and increased from $0.36 sequentially.

Unit Repurchases

We engage in open-market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program and purchase Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During 2010, we purchased 8.8 million Holding Units for $226.4 million, reflecting open-market purchases of 7.4 million Holding Units for $195.3 million and the remainder primarily relating to employee tax withholding purchases. We intend to continue to engage in open-market purchases of Holding Units, from time to time, to help fund anticipated obligations under our incentive compensation award program.

Fourth Quarter 2010 Earnings Conference Call Information

Management will review fourth quarter 2010 financial and operating results during a conference call beginning at 5:00 p.m. (EST) on Thursday, February 10, 2011. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, John B. Howard, departing Chief Financial Officer, and Edward J. Farrell, Interim Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

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2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 35941717.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website at approximately 4:00 p.m. (EST) on February 10, 2011.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 35941717.

Availability of 2010 Form 10-K

Unitholders may obtain a copy of our Form 10-K for the year ended December 31, 2010 in either electronic format or hard copy on www.alliancebernstein.com:

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Download Electronic Copy: Unitholders with internet access can download an electronic version of the report by visiting www.alliancebernstein.com and clicking on “AllianceBernstein 2010 Form 10-K”.  The report is also accessible in the “Featured Documents” section of the “Investor & Media Relations” page at www.alliancebernstein.com/investorrelations.

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Order Hard Copy Electronically or by Phone: Unitholders may also order a hard copy of the report, which is expected to be available for mailing in approximately eight weeks, free of charge.  Unitholders with internet access can follow the above instructions to order a hard copy electronically.  Unitholders without internet access, or who would prefer to order by phone, can call 800-227-4618.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2010. Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

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Our confidence that we will outperform in equities in the months ahead which, combined with an improved risk appetite on the part of investors, should lead to improved flows: We cannot predict the timing or degree of global market growth, nor our absolute or relative investment performance for our clients.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, changes and volatility in political, economic, capital market or industry conditions, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

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Our intention to continue to engage in open market purchases of Holding Units, from time to time, to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

•
Our confidence that we will deliver consistent, long-term value to all of our stakeholders:  Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may significantly hinder our ability to execute on our strategy.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At December 31, 2010, AllianceBernstein Holding L.P. owned approximately 37.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 61.4% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  December 31, 2010

	Three Months Ended		Twelve Months Ended
$ thousands, unaudited	12/31/10	12/31/09	12/31/10	12/31/09
Revenues:
Base fees	$514,163	$526,675	$2,031,162	$1,890,478
Performance fees	9,192	16,487	20,530	29,854
Bernstein research services	106,806	108,775	430,521	434,605
Distribution revenues	89,393	80,891	338,597	277,328
Dividend and interest income	9,039	7,386	22,902	26,730
Investment gains (losses)	21,754	13,720	(1,410)	144,447
Other revenues	28,047	28,430	109,803	107,848
Total revenues	778,394	782,364	2,952,105	2,911,290
Less: Interest expense	833	503	3,548	4,411
Net revenues	777,561	781,861	2,948,557	2,906,879
Expenses:
Employee compensation & benefits	346,454	323,391	1,322,522	1,298,053
Promotion & servicing
Distribution-related payments	76,411	69,401	286,676	234,203
Amortization of deferred sales commissions	11,349	12,819	47,397	54,922
Other	53,023	45,836	192,096	176,703
General & administrative	130,604	122,088	515,884	520,072
Real estate charge	116	2,548	101,698	8,276
Interest on borrowings	623	566	2,078	2,696
Amortization of intangible assets	5,230	4,956	21,344	21,126
Total expenses	623,810	581,605	2,489,695	2,316,051

Operating income	153,751	200,256	458,862	590,828
Non-operating income	-	4,552	6,760	33,657
Income before income taxes	153,751	204,808	465,622	624,485
Income taxes	9,359	13,901	38,523	45,977
Net income	144,392	190,907	427,099	578,508
Net (income) loss of consolidated entities attributable to non-controlling interests	(7,873)	733	15,320	(22,381)
Net Income Attributable to AllianceBernstein Unitholders	$136,519	$191,640	$442,419	$556,127

Operating margin(1)	18.8%	25.7%	16.1%	19.6%

(1) Operating income including net (income) loss attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
$ thousands except per Unit amounts, unaudited	12/31/10	12/31/09	12/31/10	12/31/09
Equity in Net Income Attributable to AllianceBernstein Unitholders	$50,168	$67,086	$162,217	$192,513
Income Taxes	7,243	7,415	28,059	25,324
Net Income	42,925	59,671	134,158	167,189

Additional Equity in Earnings of Operating Partnership (1)	364	731	1,640	328
Net Income - Diluted	$43,289	$60,402	$135,798	$167,517
Diluted Net Income per Unit	$0.42	$0.62	$1.32	$1.80
Distribution per Unit	$0.42	$0.62	$1.31	$1.77

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units		Weighted Average Units
	Period End	Three Months Ended 12/31/10		Twelve Months Ended 12/31/10
	Units	Basic	Diluted	Basic	Diluted
AllianceBernstein L.P.	278,115,232	275,635,188	276,812,622	275,415,175	277,054,595
AllianceBernstein Holding L.P.	105,086,799	100,940,209	102,117,643	101,161,971	102,801,391

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  December 31, 2010
($ billions)

Ending and Average
	Three Months Ended
	12/31/10	12/31/09
Ending Assets Under Management(1)	$478.0	$486.7
Average Assets Under Management(1)	$480.2	$483.2

Three-Month Changes By Distribution Channel
	Institutions (1)	Retail	Private Client	Total
Beginning of Period	$276.2	$125.6	$75.7	$477.5
Sales/New accounts	3.5	6.7	1.9	12.1
Redemptions/Terminations	(20.8)	(10.8)	(1.6)	(33.2)
Net Cash Flows	(5.1)	(1.9)	(1.2)	(8.2)
Net Flows	(22.4)	(6.0)	(0.9)	(29.3)
Acquisition(3)	8.0	-	-	8.0
Investment Performance	11.1	7.4	3.3	21.8
End of Period	$272.9	$127.0	$78.1	$478.0

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other (1)(2)	Total
Beginning of Period	$151.5	$77.2	$209.4	$39.4	$477.5
Sales/New accounts	1.5	1.0	8.0	1.6	12.1
Redemptions/Terminations	(17.8)	(9.3)	(5.9)	(0.2)	(33.2)
Net Cash Flows	(3.5)	(2.0)	(3.4)	0.7	(8.2)
Net Flows	(19.8)	(10.3)	(1.3)	2.1	(29.3)
Acquisition(3)	-	-	-	8.0	8.0
Investment Performance	12.6	7.4	(1.9)	3.7	21.8
End of Period(4)	$144.3	$74.3	$206.2	$53.2	$478.0

 By Client Domicile
	Institutions (1)	Retail	Private Client	Total
U.S. Clients	$149.7	$83.6	$76.3	$309.6
Non-U.S. Clients	123.2	43.4	1.8	$168.4
Total	$272.9	$127.0	$78.1	$478.0

(1) Previously reported preliminary assets under management for December 31, 2010 and prior periods have been adjusted by removing from our AUM an affiliated account for which we serve in an advisory capacity and do not have discretionary trading authority.
(2) Includes index, structured, asset allocation services and other non-actively managed AUM.
(3) In the fourth quarter 2010 AB acquired the alternative investment group of SunAmerica.
(4) Approximately $71 billion in Blend Strategies AUM are reported in their respective services.

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
$ thousands, unaudited	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09

Net Revenues, GAAP basis	$777,561	$757,567	$688,343	$725,086	$781,861	$806,014
Exclude:
Deferred compensation-related investment (gains) losses	(16,677)	(36,013)	36,797	(11,159)	(14,763)	(70,873)
Deferred compensation-related dividends and interest	(3,963)	(830)	(920)	(800)	(4,084)	(1,381)
90% of consolidated venture capital fund investment (gains) losses	(7,570)	(2,056)	9,304	16,849	1,627	(27,155)
Distribution-related payments	(76,411)	(72,501)	(71,015)	(66,750)	(69,400)	(61,842)
Amortization of deferred sales commissions	(11,349)	(11,780)	(12,147)	(12,121)	(12,819)	(13,363)
Adjusted Net Revenues	$661,591	$634,387	$650,362	$651,105	$682,422	$631,400

Operating Income, GAAP basis	$153,751	$57,480	$107,649	$139,982	$200,256	$223,470
Exclude:
Deferred compensation-related investment (gains) losses	(16,677)	(36,013)	36,797	(11,159)	(14,763)	(70,873)
Deferred compensation-related dividends and interest	(3,963)	(830)	(920)	(800)	(4,084)	(1,381)
Deferred compensation-related mark-to-market vesting expense (credit)	7,358	14,158	(19,082)	357	1,556	16,722
Deferred compensation-related dividends and interest expense	6,317	731	810	682	3,760	1,240
Net impact of deferred compensation-related investments	(6,965)	(21,954)	17,605	(10,920)	(13,531)	(54,292)
Real estate charges	116	89,598	-	11,983	2,548	-
Total Exclusions:	(6,849)	67,644	17,605	1,063	(10,983)	(54,292)
Include:
Net (income) loss of consolidated entities attributable to non-controlling interests	(7,873)	(2,919)	9,339	16,773	733	(27,154)
Adjusted Operating Income	$139,029	$122,205	$134,593	$157,818	$190,006	$142,024

Operating Margin, GAAP basis incl. non-controlling interests	18.8%	7.2%	17.0%	21.6%	25.7%	24.4%

Adjusted Operating Margin	21.0%	19.3%	20.7%	24.2%	27.8%	22.5%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ thousands except per Unit amounts, unaudited	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Diluted Net Income, GAAP basis	$43,289	$12,384	$32,256	$47,858	$60,402	$62,836
Impact of AllianceBernstein L.P. non-GAAP adjustments	(2,451)	24,190	6,290	378	(3,746)	(18,230)
Adjusted Diluted Net Income	$40,838	$36,574	$38,546	$48,236	$56,656	$44,606

Diluted Net Income per Unit, GAAP basis	$0.42	$0.12	$0.31	$0.46	$0.62	$0.67
Impact of AllianceBernstein L.P. non-GAAP adjustments	(0.02)	0.24	0.06	0.01	(0.03)	(0.19)
Adjusted Diluted Net Income per Unit	$0.40	$0.36	$0.37	$0.47	$0.59	$0.48

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Twelve Months Ended
	December 31,
$ thousands, unaudited	2010	2009
Net Revenues, GAAP basis	$2,948,557	$2,906,879
Exclude:
Deferred compensation-related investment (gains) losses	(27,053)	(120,501)
Deferred compensation-related dividends and interest	(6,513)	(8,526)
90% of consolidated venture capital fund investment losses (gains)	16,527	(20,630)
Distribution-related payments	(286,676)	(234,203)
Amortization of deferred sales commissions	(47,397)	(54,922)
Adjusted Net Revenues	$2,597,445	$2,468,097

Operating Income, GAAP basis	$458,862	$590,828
Exclude:
Deferred compensation-related investment (gains) losses	(27,053)	(120,501)
Deferred compensation-related dividends and interest	(6,513)	(8,526)
Deferred compensation-related mark-to-market vesting expense (credit)	2,791	(2,147)
Deferred compensation-related dividends and interest expense	8,540	7,734
Net impact of deferred compensation-related investments	(22,235)	(123,440)
Real estate charges	101,698	8,276
Total exclusions	79,463	(115,164)
Include:
Net loss (income) of consolidated entities attributable to non-controlling interests	15,320	(22,381)
Adjusted Operating Income	$553,645	$453,283
Operating Margin, GAAP basis incl. non-controlling interests	16.1%	19.6%
Adjusted Operating Margin	21.3%	18.4%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Twelve Months Ended
	December 31,
$ thousands except per Unit amounts, unaudited	2010	2009

Net Income - Diluted, GAAP basis	$135,798	$167,517
Impact of AllianceBernstein L.P. non-GAAP adjustments	28,378	(38,830)
Net Income - Diluted, as adjusted	$164,176	$128,687

Diluted Net Income per Unit, GAAP basis	$1.32	$1.80
Impact of AllianceBernstein L.P. non-GAAP adjustments	0.28	(0.42)
Diluted Net Income per Unit, as adjusted	$1.60	$1.38

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, offset distribution revenues earned by the company.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate charges, and (3) including the net loss or income of consolidated entities attributable to non-controlling interests.

(1) Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period. U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense. This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period. Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset. Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period. The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments.

(2) Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

(3) Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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